UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 30, 2016

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2016, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. (“PREIT Associates”) and PREIT-RUBIN, Inc. (“PRI” and, collectively with PREIT and PREIT Associates, the “Borrower”) entered into an Amendment (the “Amendment”) to the Seven-Year Term Loan Agreement with Wells Fargo Bank, National Association, and the other financial institutions signatory to the Amendment. The Amendment increased potential borrowing under the Seven-Year Term Loan Agreement from $100.0 million to $250.0 million, and expanded the accordion feature of the Seven-Year Term Loan Agreement from up to $200.0 million to up to $400.0 million. Among other things, the Amendment lowered the interest rates in the applicable pricing grid, as set forth in the chart below, and extended the termination date from January 7, 2021 to December 29, 2021.

Pursuant to the Amendment, amounts borrowed under the Seven-Year Term Loan Agreement bear interest at a rate between 1.35% and 1.90% per annum, depending on PREIT’s leverage, in excess of LIBOR, which is an adjustment from the former range of 1.80% to 2.35%.

Level	Ratio of Total Liabilities to Gross Asset Value	NEW Seven-Year Term Loan Agreement Applicable Margin for LIBOR and Base Rate Loans	PREVIOUS Seven-Year Term Loan Agreement Applicable Margin for LIBOR and Base Rate Loans
1	Less than 0.450 to 1.00	1.35%	1.80%
2	Equal to or greater than 0.450 to 1.00 but less than 0.500 to 1.00	1.45%	1.95%
3	Equal to or greater than 0.500 to 1.00 but less than 0.550 to 1.00	1.60%	2.15%
4	Equal to or greater than 0.550 to 1.00	1.90%	2.35%

The rate in effect at the closing of the Amendment was 1.60% per annum in excess of LIBOR. As of June 30, 2016, there was $100.0 million outstanding under the Seven-Year Term Loan Agreement and the agreement allows for deferred draws in up to four increments over the first year of the loan with respect to the additional $150.0 million available as a result of the Amendment, with any commitments not drawn at the first year anniversary of the Amendment to be terminated.

The Seven-Year Term Loan Agreement contains affirmative and negative covenants customarily found in facilities of this type that remain unchanged under the Amendment and that are described in PREIT’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: July 6, 2016	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel